                                  2,000,000 Shares

                               TriStar Aerospace Co.

                                    Common Stock

                               UNDERWRITING AGREEMENT

                              (INTERNATIONAL VERSION)


                                                          _______________, 1998

BT Alex. Brown International,
    a division of Bankers Trust International PLC
SBC Warburg Dillon Read Inc.
As Lead Managers of the
      Several International Managers
c/o BT Alex. Brown International, a division of Bankers Trust International PLC
One Appold Street, Broadgate
London EC2 2HE, England

Gentlemen:

     Certain stockholders (the "Selling Stockholders") of TriStar Aerospace Co., a Delaware corporation (the "Company"), propose to sell to the several international managers (the "International Managers") named in Schedule I hereto for whom you are acting as lead managers (the "Lead Managers") an aggregate of 2,000,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several International Managers are set forth opposite their names in Schedule I hereto and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. Certain of the Selling Stockholders also propose to sell at the International Managers' option an aggregate of up to ____________ additional shares of the Company's Common Stock (the "Option Shares") as set forth below in the respective amounts set forth opposite such Selling Stockholder's name on Schedule III hereto.

     As the Lead Managers, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several International Managers, and (b) that the several International Managers are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several International Managers. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "International Shares."

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the sale by the Selling Stockholders of up to a total of __________ shares of Common Stock, including the overallotment option thereunder (together, the "U.S. Shares"), through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom BT Alex. Brown Incorporated and SBC Warburg Dillon Read Inc. are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another.

     The Company and the Selling Stockholders also understand that the International Managers and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement Between Syndicates") that provides, among other things, for the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the International Shares and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as the context may otherwise require, references hereinafter to the "Shares" shall include all of the shares of Common Stock that may be sold pursuant to either this Agreement of the U.S. Underwriting Agreement, and references herein to any prospectus shall include both the international and U.S. versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including related definitions of terms which are also used elsewhere herein) and, for the purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise required), and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS

     The Company and the Selling Stockholders hereby make to the International Managers the same respective representations and warranties as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

2.   PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Stockholders agree to sell to the International Managers and each International Manager agrees, severally and not jointly, to purchase, at a price of $_____ [net price] per share, the number of Firm Shares set forth opposite the name of each International Manager in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each International Manager from each Selling Stockholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Selling Stockholder as the number of Firm Shares being purchased by each International Manager bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

     (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with ____________________ as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Stockholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the International Managers hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the International Managers) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the International Managers of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred.

The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

     (c) Payment for the Firm Shares to be sold hereunder is to be made in immediately available funds via wire transfer to the order of the Company for any shares sold by it pursuant to Section 2(e) below and to the order of ____________, "as Custodian" for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Lead Managers for the several accounts of the International Managers. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company and Odyssey Partners, L.P. ("Odyssey") shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Lead Managers request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Lead Managers at least one business day prior to the Closing Date.

     (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders set forth on Schedule III hereto hereby grant an option to the several International Managers to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by each Selling Stockholder is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice
(i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Lead Managers of the several International Managers, to the Company, Odyssey and the Custodian setting forth the number of Option Shares as to which the several International Managers are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by each of the Selling Stockholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Lead Managers but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each International Manager shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such International Manager bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the International Managers. You, as Lead Managers of the several International Managers, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and Odyssey. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in immediately available funds via wire transfer to the order of "_______________, AS CUSTODIAN" for the Option Shares to be sold by the Selling Stockholders against delivery of certificates therefor at the offices of BT Alex. Brown International, division of Bankers Trust International PLC, One Appold Street, Broadgate, London EC2 2HE, England.

     (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Stockholder fails to sell the Firm Shares or Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in
SCHEDULE II AND SCHEDULE III hereto, the Company agrees that it will arrange for the sale of that number of shares of Common Stock to the International Managers which represents Firm Shares or the Option Shares which such Selling Stockholder has failed to so sell, as set forth in SCHEDULE II AND SCHEDULE III hereto, or such lesser number as may be requested by the Lead Managers.

3.   OFFERING BY THE INTERNATIONAL MANAGERS.

     It is understood that the several International Managers are to make a public offering of the Firm Shares as soon as the Lead Managers deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Lead Managers may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the International Managers will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Lead Managers for the International Managers in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters (International Version) entered into by you and the several other International Managers.

4.   COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

     The Company and the Selling Stockholders hereby make the same covenants and agreements to the International Managers as are set forth in Section 4 of the U.S. Underwriting Agreement which Section is incorporated herein by this reference.

5.   COSTS AND EXPENSES.

     The Company, the Selling Stockholders and the International Managers hereby agree with respect to certain expenses on the same terms as are set forth in Section 5 of the U.S. Underwriting Agreement which Section is incorporated herein by this reference.

6.   CONDITIONS OF OBLIGATIONS OF THE INTERNATIONAL MANAGERS.

     Subject to the provisions of the Agreement Between Syndicates, the several obligations of the International Managers to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their convenants and obligations hereunder and to the additional conditions set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

7.   CONDITIONS OF THE OBLIGATIONS OF THE SELLING STOCKHOLDERS.

     The obligations of the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each International Manager and each Selling Stockholder and each person, if any, who controls any International Manager or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which such International Manager, Selling Stockholder or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each International Manager, Selling Stockholder and each such controlling person upon demand for any legal or other expenses reasonably incurred by such International Manager or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such International Manager or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Lead Managers or any Selling Stockholder specifically for use in the preparation thereof; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not insure to the benefit of the International Manager or any person controlling such International Manager from which the person asserting any such loss, claim, damage or liability purchased Shares if a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the International Manager at or prior to written confirmation of the sale of such Shares to such person and the Prospectus (as amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each International Manager, and each person who controls the Company or any International Manager within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, International Manager or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceeds in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the company or any such director, officer, International Manager or controlling person upon demand for any legal or other expenses reasonably incurred by the Company, such director, officer, International Manager or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to any subpoena or governmental inquiry related to the offering of the Shares, whether or not the Company, such director, officer, International Manager or controlling person is a part to any action or proceeding; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for use in the preparation thereof; provided further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the International Manager or any person controlling such International Manager from which the person asserting any such loss, claim, damage or liability purchased Shares if a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the International Manager at or prior to written confirmation of the sale of such Shares to such person and the Prospectus (as amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 8(a) exceed the lesser of
(i) proceeds received by such Selling Stockholder from the International Managers in the offering or (ii) the proportion of the total proceeds equal to the proportion of the total shares sold by such Selling Stockholder. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

     (c) Each International Manager severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Company or any such director, officer, Selling Stockholder or controlling person upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to the subpoena or governmental inquiry related to the offering of the Shares, whether or not the Company or any such director, officer, Selling Stockholder or controlling person is a party to any action or proceeding; provided, however, that each International Manager will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Lead Managers specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such International Manager may otherwise have.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution pursuant to Section 8(d) or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to
Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnification provided for in this Section 8 is unavailable or insufficient to the indemnified party as a result of such indemnified party's failure to provide notice to the indemnifying party under
Section 8(d), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the International Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the International Managers, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the International Managers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the International Managers agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no International Manager shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such International Manager, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total
Shares sold hereunder which is being sold by such Selling Stockholder, or (B) the proceeds received by such Selling Stockholder from the International Managers in the offering less the aggregate amounts theretofore paid by such Selling Shareholder, if any, under Section 8(b) or this Section 8(e). The International Managers' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any International Manager to any Selling Stockholder, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.   DEFAULT BY INTERNATIONAL MANAGERS.

     If on the Closing Date or the Option Closing Date, as the case may be, any International Manager shall fail to purchase and pay for the portion of the Shares which such International Manager has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Lead Managers of the International Managers, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other International Managers, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting International Manager or International Managers failed to purchase. If during such 36 hours you, as such Lead Managers, shall not have procured such other International Managers, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting International Manager or International Managers, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other International Managers shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting International Manager or International Managers failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Lead Managers of the International Managers will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting International Managers or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any International Manager or International Managers, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Lead Managers, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "International Manager" includes any person substituted for a defaulting International Manager. Any action taken under this Section 9 shall not relieve any defaulting International Manager from liability in respect of any default of such International Manager under this Agreement.

10.  NOTICES.

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the International Managers, to BT Alex. Brown International, division of Bankers Trust International PLC, One Appold Street, Broadgate, London EC2 2HE, England, Attention: Julian Hall; with a copies to BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention: Brooks Tanner and to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202. Attention: General Counsel; if to the Company or the Selling Stockholders, to TriStar Aerospace Co., 2527 Willowbrook Road, Dallas, Texas 75220-4420, Attention: Quentin Bourjeaurd; with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Simeon Gold, Esq.

11.  TERMINATION.

     This Agreement may be terminated by you by notice to the Company as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the International Managers, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company;
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock on the New York Stock Exchange or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c)  as provided in Sections 6 and 9 of this Agreement.

12.  SUCCESSORS.

     This Agreement has been and is made solely for the benefit of the International Managers, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any International Manager shall be deemed a successor or assign merely because of such purchase.

13.  INFORMATION PROVIDED BY INTERNATIONAL MANAGERS.

     The Company, the Selling Stockholders and the International Managers acknowledge and agree that the only information furnished or to be furnished by any International Manager to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the International Managers), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.  MISCELLANEOUS.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any International Manager or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several International Managers in accordance with its terms.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                    Very truly yours,

                    TRISTAR AEROSPACE CO.

                    By
                      ----------------------------------------------
                            Quentin Bourjeaurd
                            President and Chief Executive Officer

                    Selling Stockholders listed on Schedule II:

                    By
                       ---------------------------------------------
                            Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INTERNATIONAL,
 a division of Bankers Trust International PLC
SBC WARBURG DILLON READ INC.

As Lead Managers of the several
International Managers listed on Schedule I

By:  BT Alex. Brown International,
      a division of Bankers Trust International PLC

By:
   -----------------------------------------
             Authorized Officer

                                     SCHEDULE I

                         SCHEDULE OF INTERNATIONAL MANAGERS



                                                         Number of Firm Shares
International Manager                                      to be Purchased
---------------------                                    ---------------------

BT Alex. Brown International,
  a division of Bankers Trust International PLC

SBC Warburg Dillon Read Inc.












                                                             ---------------

          Total
                                                             ---------------

                                    SCHEDULE II

                          SCHEDULE OF SELLING STOCKHOLDERS

                                                    Number of Firm Shares
Selling Stockholder                                       to be Sold
-------------------                                 ---------------------
Odyssey Partners, L.P.

R.P. Small Corporation

BT Investment Partners, Inc.

G. Bruce McInnis

Quentin Bourjeaurd

          Total


                                   SCHEDULE III

                             SCHEDULE OF OPTION SHARES

                                 Maximum Number         Percentage of
                                of Option Shares        Total Number of
Name of Seller                     to be Sold            Option Shares
---------------                 ----------------        ---------------
Odyssey Partners, L.P.

R.P. Small Corporation

BT Investment Partners, Inc.

G. Bruce McInnis

Quentin Bourjeaurd

     Total
